EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-277109) and on Form S-8 (Nos. 333-14661, 333-42249, 333-64651, 333-91258, 333-111977, 333-129719, 333-143389, 333-147523, 333-163864, 333-185663, 333-185667, 333-189931, 333-192055, 333-196968, 333-196970, 333-199154, 333-200775, 333-201804, 333-204764, 333-206400, 333-206708, 333-208348, 333-208927, 333-209418, 333-210395, 333-210396, 333-210874, 333-212776, 333-212952, 333-213948, 333-217083, 333-218647, 333-219935, 333-219937, 333-222007, 333-222449, 333-228814, 333-236764, 333-249708, 333-255003, 333-257805, 333-260286, 333-272205 and 333-276619) of Cisco Systems, Inc. of our report dated September 5, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
September 5, 2024